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EXHIBIT 16

HEIN & ASSOCIATES LLP


May 24, 2005

Securities and Exchange Commission
Washington, DC 20549


Commissioners:

We have read USN Corporation's statements included under Item 4.01 of its Form 8-K for May 24, 2005, and we agree with such statements concerning our Firm.

Very truly yours,


/s/ Hein & Associates LLP